Exhibit 23.4

                            [Clyde Smith Letterhead]


                                                     April 14, 2006


El Capitan Precious Metals Inc.
Suite 216
14301 N. 87th Street
Scottsdale, AZ 85260

Gentlemen:

      The undersigned hereby consents to the use in this Registration Statement of El Capitan Precious Minerals, Inc. on Form S-3/A of the reference to the undersigned in the Annual Report on Form 10-KSB/A of El Capitan Precious Metals, Inc. for the year ended September 30, 2005 (the "Annual Report"), which is incorporated by reference in this Registration Statement.

      I also confirm that I have read each of the references to me in the Annual Report and concur with such statements. In giving this consent, the undersigned does not admit that he is within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                               Sincerely,


                                               Clyde Smith